THIS DOCUMENT WAS ORIGINALY FILED WITH THE SEC ON MAY 3, 2004

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            ------------------------
                                   FORM 8-A/A
                                (AMENDMENT NO. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1933

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                                  HEMOSOL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


             ONTARIO, CANADA                   NOT APPLICABLE
        (State of Incorporation               (I.R.S. Employer
            or Organization)               Identification Number)

   2585 MEADOWPINE BOULEVARD, MISSISSAUGA, ONTARIO, CANADA        L5N 8H9
     (Address of Principal Executive Offices)                    (Zip Code)

If this form relates to the               If this form relates to the
registration of a class of                registration of a of class of
securities pursuant to Section 12(b)      securities pursuant to Section 12(g)
of the Exchange Act and is                of the Exchange Act and is effective
effective upon filing pursuant            upon filing pursuant to General
to General Instruction A.(c),             Instruction A.(d), please check the
please check the following box. [ ]       following box. [X]


  Securities Act registration statement file number to which this form relates:

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class              Name of Each Exchange on Which
           to be so Registered:             Each Class is to be Registered:
           --------------------             -------------------------------
                   None                                  None

        Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Shares
                                (Title of Class)

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
                                EXPLANATORY NOTE

           On April 30, 2004, Hemosol Inc. completed an arrangement (the "Arrangement") involving Hemosol Inc., its securityholders and MDS Inc. As a result of the Arrangement, pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Hemosol Corp. is the successor issuer to Hemosol Inc. for reporting purposes under the Exchange Act. As Hemosol Inc.'s common shares are registered under Section 12(g) of the Exchange Act, the common shares of Hemosol Corp. are now deemed registered under that section. Hemosol Corp. hereby amends the Registration Statement on Form 8-A as filed with the Securities and Exchange Commission by Hemosol Inc. on February 22, 2001 to add the description of Hemosol Corp.'s common shares as well as the Articles of Incorporation and By-Laws of Hemosol Corp.

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           For a description of the securities registered hereunder, reference is made to the information set forth under the heading "New Hemosol After the Arrangement - Share Capital" in the Notice of Annual and Special Meeting and Management Information Circular of Hemosol Inc. attached as Exhibit (a)(3)(i) to the Rule 13e-3 Transaction Statement on Schedule 13E-3, as amended (File No. 005-78074) originally filed by Hemosol Inc., MDS Inc. and MDS Laboratory Services Inc. with the Securities and Exchange Commission on March 19, 2004 pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended, which information is incorporated by reference herein and included as Exhibit
1.3 hereto.

ITEM 2.    EXHIBITS


Exhibit        Description
-------        -----------

1.1            Articles of Incorporation of the Registrant

1.2            By-Laws of the Registrant

1.3 Information set forth under the heading "New Hemosol After the Arrangement - Share Capital" in the Notice of Annual and Special Meeting and Management Information Circular of Hemosol Inc. attached as Exhibit (a)(3)(i) to the Rule 13e-3 Transaction Statement on Schedule 13E-3, as amended (File No. 005-78074) originally filed by Hemosol Inc., MDS Inc. and MDS Laboratory Services Inc. with the Securities and Exchange Commission on March 19, 2004 pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended.


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
                                   SIGNATURES

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 HEMOSOL CORP.



                                 By:  /s/ David Bell
                                    --------------------------------------------
                                     Name:   David Bell
                                     Title:  Vice President, Drug Discovery

Date:  April 30, 2004




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
                                  EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------        -----------

1.1            Articles of Incorporation of the Registrant

1.2            By-Laws of the Registrant

1.3 Information set forth under the heading "New Hemosol After the Arrangement - Share Capital" in the Notice of Annual and Special Meeting and Management Information Circular of Hemosol Inc. attached as Exhibit (a)(3)(i) to the Rule 13e-3 Transaction Statement on Schedule 13E-3, as amended (File No. 005-78074) originally filed by Hemosol Inc., MDS Inc. and MDS Laboratory Services Inc. with the Securities and Exchange Commission on March 19, 2004 pursuant to Section 13(e) of the Securities Exchange Act of 1934, as amended.



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